Exhibit 99.2

For Immediate Release

Contact:

Inspire Pharmaceuticals, Inc.

Jenny Kobin

Senior Director, Investor Relations

(919) 941-9777 Extension 219

INSPIRE ANNOUNCES RESULTS OF PHASE 1 CLINICAL TRIAL

OF PLATELET AGGREGATION INHIBITOR

- INS50589 Antiplatelet Well-Tolerated and Pharmacologically Active -

DURHAM, NC – June 2, 2005 – Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) today announced results of a Phase 1 clinical trial for INS50589 Antiplatelet, which demonstrated that the drug candidate was well-tolerated, with no drug-related serious adverse events reported. In addition, the data showed a rapid onset of platelet aggregation inhibition during intravenous infusion, robust pharmacological activity and rapid offset of activity upon discontinuation of the infusion.

The Phase 1 single-center clinical trial assessed the safety and tolerability of four doses of INS50589 Antiplatelet administered by continuous intravenous infusion over four hours in 36 healthy volunteers. The trial included an initial open-label portion involving 12 subjects, followed by a double blind, placebo-controlled portion involving an additional 24 subjects. All 36 subjects completed the trial. The trial assessed the pharmacokinetics and biological activity of the compound using various platelet function tests.

In this clinical trial, INS50589 Antiplatelet was well-tolerated and demonstrated dose-dependent evidence of pharmacological effect, as previously observed in pre-clinical studies. The clinical trial results were statistically significant compared to placebo at all doses and demonstrated complete inhibition of platelet aggregation within 15 to 30 minutes for the three highest dose levels. Platelet function returned to near baseline levels following discontinuation of the infusion.

“INS50589 Antiplatelet is a fast acting compound that binds to the P2Y12 receptor to block platelet aggregation during infusion and is rapidly metabolized to an inactive form after infusion,” stated Mark F. Newman, M.D., Chair, Department of Anesthesiology, Duke University Medical Center. “In contrast to currently available medications that irreversibly inhibit platelet aggregation and that require metabolic activation to exert pharmacological activity, INS50589 Antiplatelet is a direct and reversible antagonist of the platelet P2Y12 receptor that could be useful for clinical situations in which strict control of platelet function is required.”

“We were very pleased to observe in this study that INS50589 Antiplatelet had the desired effects we anticipated, including an acceptable safety profile, potent antiplatelet activity, rapid onset and reversibility,” stated Christy L. Shaffer, Ph.D., CEO of Inspire. “Importantly, we have identified an appropriate dose range to advance to Phase 2 clinical development.”

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“As next steps, we plan to complete a key proof-of-concept pre-clinical study evaluating INS50589 Antiplatelet in an animal model of cardiopulmonary bypass surgery in the third quarter of 2005, and we will be consulting with key medical experts to determine an appropriate clinical development strategy for this product candidate. In addition to the intravenous formulation of INS50589 Antiplatelet, we have identified a lead series of orally available antiplatelet molecules that we are actively developing. With our attractive initial data on INS50589 Antiplatelet, we believe that our combined intravenous and oral antiplatelet programs represent a valuable asset. We are exploring potential partnerships for this program, in order to maximize the therapeutic potential and global development of these compounds,” concluded Dr. Shaffer.

Additional data from this clinical trial will be presented at several scientific conferences later in 2005, including the 20th Congress of the International Society on Thrombosis and Haemostasis at the Sydney Convention and Exhibition Centre in Sydney, Australia on August 11, 2005 and the 230th National Meeting & Exposition of the American Chemical Society at the Washington Convention Center in Washington, D.C. on August 30, 2005. Several abstracts have been submitted for presentation at the American Heart Association’s Scientific Sessions 2005 in Dallas, Texas during November 13 – 16, 2005.

About INS50589 Antiplatelet

Platelets are components of the blood which, when activated, contribute to the formation of blood clots that help to stop bleeding. INS50589 Antiplatelet is a P2Y12 receptor antagonist that blocks adenosine diphosphate, a clotting factor that activates platelet aggregation. INS50589 Antiplatelet is highly selective for this receptor and has a rapid onset and offset of action, allowing for the ability to quickly modulate platelet function. INS50589 Antiplatelet was developed by Inspire scientists based on technology licensed from the University of North Carolina at Chapel Hill.

The use of INS50589 Antiplatelet may provide benefit to patients by reducing post-surgical complications associated with cardiopulmonary bypass procedures. During bypass procedures, blood is diverted out of the body through a bypass pump, causing activation of platelets that results in subsequent platelet dysfunction following surgery. Platelet activation and post-operative platelet dysfunction may contribute to complications such as cognitive disorders, pulmonary or renal dysfunction and the need for blood transfusions, among others. Unlike currently marketed products, INS50589 Antiplatelet has been shown in pre-clinical studies and in this Phase 1 clinical trial to be a potent platelet aggregation inhibitor that is also rapidly reversible. This unique profile could provide for platelet aggregation inhibition and protection from activation during the bypass procedures and for restoration of normal platelet function following the procedure when intravenous administration of the drug is stopped.

About Inspire

Inspire is a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential and unmet medical needs. Inspire has significant technical and scientific expertise in the therapy areas

4222 Emperor Boulevard, Suite 200 • Durham, North Carolina 27703

Telephone 919.941.9777 • Fax 919.941.9797

of ophthalmology and respiratory and is a leader in the field of P2 receptors which are important drug targets in various therapeutic areas, including ophthalmology, respiratory disease and cardiovascular disease. Inspire’s U.S. specialty sales force promotes Elestat® (epinastine HCl ophthalmic solution) 0.05% and Restasis® (cyclosporine ophthalmic emulsion) 0.05%, ophthalmology products developed by Inspire’s partner, Allergan, Inc. Elestat and Restasis are trademarks owned by Allergan.

Forward-Looking Statements

The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, adverse litigation developments, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. There is no guarantee that the planned proof of concept study evaluating INS50589 Antiplatelet will be successful. Even if successful, significant additional development, including clinical trials of efficacy and tolerability for INS50589 Antiplatelet, will be necessary before a product candidate can be commercialized. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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4222 Emperor Boulevard, Suite 200 • Durham, North Carolina 27703

Telephone 919.941.9777 • Fax 919.941.9797